Exhibit 10.19

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into as of this 26th day of May, 2005, by and between and Zions First National Bank, Property Management, One South Main Street, Salt Lake City, Utah, 84111 hereinafter referred to as "Lessor", and Federal Agricultural Mortgage Corporation, 1133 Twenty-First N.W., Suite 600, Washington, D.C. 20036 referred to as "Farmer Mac' or "Lessee"

                                   WITNESSETH:

The Lessor, in consideration of the agreements hereinafter set forth to be kept and performed by the Lessee, hereby leases to the Lessee the following described real property situate in the City of Ames, State of Iowa:

Office space in the Zions Bank Building located at 500 Fifth Street, Ames, Iowa and consisting of approximately 1,793 rentable square feet more or less, together with certain furniture and fixtures supplied by the Lessor (hereinafter "the Premises").

1. TERM OF LEASE:

     (a)  Term and Commencement Date

          The term of this Lease shall commence June 15, 2005, and shall continue for a year term.

     (b)  Possession of Premises

          Lessor shall deliver possession of the Premises to the Lessee on, or about, June 15, 2005.

2. BASE RENT:

          The base rent on said Premises shall be payable on the first day of each month, in advance in the following amounts:

          1,630 useable square feet + 10% load factor = 1,793 rentable square feet $11.50 x 1,793 = $20,619.50 per year, or $1,718.29 per month

3. RENEWAL OPTIONS:

          Farmer Mac has the option to renew the lease for a 3-year term with an increase of the base amount to $1,805 per month

4. CONTIGUOUS SPACE

          Not applicable

5. USE LIMITED.

          Lessee shall use the leased Premises solely for the purpose of conducting the following business, and for no other purpose: general office use.

6.    LESSOR'S RESPONSIBILITY:

a) Except as expressly provided in this Section 6, Lessee takes the Leased Premises in their "AS IS" condition.
b) Maintenance of the exterior area, including snow removal as needed. Exterior area shall consist of the foyer, building exterior, parking lot, driveways and walkways, landscaping and irrigation.
c) Maintenance of the interior area, including janitorial, trash removal and utilities. This is a Full Service Lease
d) Lessor agrees to make some building changes to accommodate Lessee's occupancy, (build demising wall(s) and add security doors).

7.    LESSEE'S RESPONSIBILITY:

a) Any paper shredding services needed by tenant, including disposal and bin maintenance.
b) All telecommunications systems including service. c) Any data network system. d) Any electronic security system.

8.   INSURANCE:
     Lessor shall keep the building and common area portions insured against loss by casualty including fire. The Lessee shall not allow the Premises to be used for any purpose (other than Lessee's intended use) which may increase the premium rate for the Lessor's portion of the insurance thereon. The Lessee agrees to keep all furniture, fixtures, and other contents of the building installed or owned by the Lessee, constantly insured with a good responsible insurance company or companies and to save Lessor harmless from any loss thereof. The Lessee further agrees to keep and maintain liability insurance insuring both Lessee and Lessor against all claims or demands on account of injury or loss to persons or property through accident or other happening on the Premises in at least the amount of $500,000.00 to injury or death of one person, $1,000,000.00 for injury to or death of two or more persons and $100,000.00 for property damage and shall furnish to the Lessor prior to occupancy, and other times if Lessor requests, a certificate showing such insurance is in force. The providing of a base policy with an umbrella provision is acceptable.

9. OPERATION OF LEASED PREMISES:

     Lessee agrees to keep the Premises free from any liens, claims, or encumbrances of any kind whatsoever, which might in any way become a charge upon the Premises or the building situated thereon.

10. EXAMINATION BY LESSOR:

     Lessor or its agents shall have the right at all reasonable times during the term of this Lease (including extensions or renewals) to enter upon and in such Premises for the purpose of examining and inspecting the same which shall be done without disturbing the business to be conducted at such Premises by Lessee. Such inspection shall be done on prior notice or during normal business hours.

11.   INDEMNITY:

     A. OF LESSOR: The Lessee covenants and agrees to protect and safeguard the Lessor against and from any loss, cost, damage or expense arising out of or from any accident, occurring within the Premises, any violation of any term of this lease, or from any other occurrence on the demised Premises, causing damage to any person or property due, or claimed to be due, by any act or negligence of the Lessee, its agents, employees, invitees or customers, or due to any failure of the Lessee, its agents, employees, invites or customers, to comply with the requirements of this Lease on the part of the Lessee to be done and performed, unless such loss, cost, damage or expense arises or results from act or negligence of Lessor.

     B. OF LESSEE: The Lessor covenants and agrees to protect and safeguard the Lessee against and from any loss, cost, damage or expense arising out of or from any accident, occurring within the Premises, any violation of any term of this lease, or from any other occurrence on the demised Premises, causing damage to any person or property due, or claimed to be due, by any act or negligence of the Lessor, its agents, employees, invitees or customers, or due to any failure of the Lessor, its agents, employees, invites or customers, to comply with the requirements of this Lease on the part of the Lessor to be done and performed, unless such loss, cost, damage or expense arises or results from act or negligence of Lessee.

12. FIRE CLAUSE:

     If said Premises or any part thereof shall be slightly damaged by fire or catastrophic casualty, but not to the extent that the Lessee is deprived of any use of said Premises by reason of such damage, then the Lessor shall, with all due diligence and at the Lessor's expense and cost, repair and restore the said Premises.

     If said Premises shall be damaged to the extent that the Lessee is deprived of any use thereof by reason of such damage, and such Premises shall be capable of being repaired within a reasonable time, the Lessor shall have the option of repairing the same and during the time that repairs are being made the Lessor shall remit to the Lessee a just and fair portion of the rent according to the extent that the Lessee shall be deprived of the use of said Premises by reason of such damage by fire. If such repairs shall not be commenced within thirty (30) days after the occurrence of such damage, then the Lessee at its option may terminate this Lease by written notice to the Lessor, whereupon Lessee shall surrender the Premises and shall not be liable for any further rental, and Lessor shall refund unearned rent paid by Lessee calculated at a daily rate based on the rental for the whole term.

     If the said Premises are so badly damaged by fire as to render it unfit for Lessee's occupancy, then this Lease may be terminated by either party, upon ten days' written notice to the other, whereupon Lessee shall surrender the Premises and shall not be liable for any further rental, and Lessor shall refund any unearned rent paid by Lessee calculated at a daily rate based on the rental for the whole term.

     Provided, however, that if damage to the Premises from fire or casualty results in whole or in part from the negligence or intentional act of Lessee, its agents, employees or invitees, then Lessee shall not be entitled to any rent abatement or any early termination for this Lease, Lessee shall pay the full rent for the full remaining term of this Lease and perform its other duties under this Lease.

13.   DEFAULT:

     It is further covenanted and agreed by and between the parties hereto that if default shall at any time be made by the Lessee in the payment of rent when due to the Lessor as herein provided and set forth as monthly installments, and such default shall continue for a period of ten days after written notice thereof shall have been given to the Lessee or if default be made in any other condition to be kept, observed, or performed by the said Lessee and such default shall continue for thirty days after notice thereof in writing to said lessee, then the Lessor may at any time whatever, prior to the curing of such default, declare the term of this Lease ended and terminated and may reenter upon said Premises and property and repossess the entirety thereof. In the event of the termination of this Lease by reason of default of the Lessee, all rent theretofore paid by the Lessee shall be retained by the Lessor as rent and for the value of the use and occupation of said Premises by the Lessee to the time of such default by the Lessee. However, Lessee shall be obligated for rental until such Premises are re-leased, or with expiration of the term, whichever first occurs. The listing of such space by Lessor with a realtor for re-lease shall be prima facia evidence of Lessor's attempt to mitigate. Any attorney's fees incurred by Lessor by reason of preparation of such notice of default shall be paid by Lessee. Nothing herein shall operate as a waiver of any other remedies for default allowed by law. Any holding over by Lessee shall not be deemed to be by consent, but shall be a tenancy at will only. Rent shall accrue during such period of holdover at double the amount of the rate of rental then in force hereunder.

14. QUIET ENJOYMENT:

     The Lessor hereby covenants that the Lessee upon paying the rents herein reserved and performing each and every one of the covenants, undertakings, agreements, and conditions on the part of the Lessee to be done and performed and observed as herein set forth shall and may peaceably and quietly have, hold and enjoy the said demised Premises for the term hereof.

15. SUBLETTING:

     The Lessee covenants to and with the Lessor that the Lessee will not transfer, assign or sublet any portion of Lessee's leasehold interest during the term of this Lease without the written consent of the said Lessor having first been had and obtained. This shall apply to any attempt to transfer the same by operation of law, including legal process. In the event of any attempt to transfer, assign or sublet, the Lessee shall first give at least thirty (30) days notice thereof to Lessor, setting forth the name of the parties involved, and the proposed use of the Premises. Lessee shall remain liable for the terms hereof, notwithstanding assignment or subletting. The terms hereof shall bind any transferee, including any bankruptcy trustee, debtor in possession, judgment or lien creditor or assignee by operation of law in any manner whatsoever.

16. SURRENDER OF PREMISES.

     Upon the termination of this lease, Lessee shall surrender the Premises in good order and repair, except for reasonable wear and tear and in broom clean condition. Lessor shall have the right to retain any carpeting, wall or window coverings, electrical fixtures or trade fixtures installed by Lessee on the Premises at no cost to Lessor. Or, in the alternative, Lessor may elect to direct Lessee to remove any or all of the same and to restore any damage resulting from such removal, all to be at Lessee's cost and expense. Acceptance of keys by Lessor shall not be deemed acceptance of surrender.

17. ATTORNEYS' FEES.

     In the event it becomes necessary for either of the parties hereto to enforce their rights hereunder by using the services of an attorney, or if it becomes necessary to bring suit hereon, after default, then the defaulting party agrees to pay reasonable attorneys' fees incurred by the party not in default hereunder.

18. NON-WAIVER:

     Failure of the Lessor to insist on strict performance of the terms, agreements and conditions herein contained or any of them, shall neither constitute nor be construed as a waiver or relinquishment of the Lessor's right thereafter to enforce any such term, agreement or condition, but the same shall continue in full force and effect.

19. BINDING COVENANTS:

     The covenants herein contained shall bind, and the benefits and advantages hereof inure to, the respective heirs, personal representatives, successors, transferees by operation of law and assigns of the parties hereto.

20. CONDITION OF PREMISES:

     Lessor represents and warrants to Lessee that the Premises shall be in compliance with all laws and regulations at the time it is made available for occupancy.

21.   MISCELLANEOUS:

     If any provision of this lease shall be declared by any court or tribunal to be void, invalid or unenforceable, the remainder of the provisions of this lease shall control and remain in force.

     All notices to be given hereunder shall be given to the parties at their addresses shown herein, or such other location as is requested by such party in writing. Service by mail shall be conclusively deemed received three days after mailing.

     This agreement supersedes all prior negotiations of the parties and all letters of intent executed prior hereto. Further, this agreement may be amended only by written modification, executed by both parties.

22. CONSTRUCTION:

     This Agreement was drafted by the Property Management Department of Zions Bank representing the Lessor. The Lessee hereby acknowledges that he has consulted with or has been advised to consult with attorneys of his own selection to review and negotiate this agreement on his behalf. Accordingly, the parties agree that the provisions of this agreement shall not be construed less favorably to either party because of that party's drafting of the same.

23.   PARKING:

     Tenant and Tenant's customers may park in non-designated Lessor's parking area surrounding the building.

      SECURITY DEPOSIT:

      None


      NOTICES:

LESSOR
ZIONS FIRST NATIONAL BANK
Property Management Department
P.O. Box 30880
Salt Lake City, Utah 84130

LESSEE
FEDERAL AGRICULTURAL MORTGAGE CORPORATION
1133 Twenty-First Street N.W., Suite 600
Washington, D.C. 20036
Attn:  Vice President - General Counsel

     IN WITNESS WHEREOF, the Lessee and Lessor have subscribed their names hereto, all as of the day and year herein first above written.

LESSOR
ZIONS FIRST NATIONAL BANK

By:   /s/ Kurt Froerer                          Date:  May 26, 2005
      Name:  Kurt Froerer
      Title: Vice President


LESSEE
FEDERAL AGRICULTURAL MORTGAGE CORPORATION.


By:   /s/ Michael P. Morris                     Date:  June 1, 2005
      Name:  Michael P. Morris
      Title:  Vice President - Agricultural Finance